UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 18, 2013

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080	94080
(Address of Principal Executive Offices)	(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 21, 2013, Solazyme, Inc. (the “Company”) and Roquette Frères, S.A. (“Roquette”) agreed to dissolve their joint venture, Solazyme Roquette Nutritionals, LLC (“SRN”), in accordance with Articles 20 and 21 of the Joint Venture and Operating Agreement of SRN entered into as of November 3, 2010, by and between the Company and Roquette (“JVOA”). On July 18, 2013, SRN was formally dissolved. As a result of the dissolution, the JVOA and the Solazyme License Agreement made as of December 16, 2010, by and between the Company and SRN (“Solazyme License Agreement”), automatically terminated.

Pursuant to the Solazyme License Agreement, the Company licensed to SRN certain intellectual property for use in the SRN field, which license terminated upon the dissolution of SRN. Under the JVOA, the Company and Roquette formed SRN, owned 50% by the Company and 50% by Roquette, and SRN engaged in the research and development, manufacture, distribution, sales, marketing and support of products and services related to microalgae derived products for use in the SRN field. As described above, the JVOA automatically terminated upon the dissolution of SRN.

The above descriptions of the terms of the Solazyme License Agreement and the JVOA are qualified in their entirety by reference to the text of these agreements, which the Company filed with the Securities and Exchange Commission as Exhibit 10.11 to Amendment No. 1 to its Form S-1 Registration Statement on April 1, 2011 and Exhibit 10.10 to Amendment No. 2 to its Form S-1 Registration Statement on April 13, 2011, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAZYME, INC.

Date: July 18, 2013	By:	/s/ Paul T. Quinlan
Paul T. Quinlan
General Counsel and Secretary